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April 24, 2007

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

RE:     RiverSource MVA Account
        RiverSource Life Insurance Company
              RiverSource(R) AccessChoice Select Variable Annuity RiverSource(R) Endeavor Select Variable Annuity RiverSource(R) FlexChoice Variable Annuity
              RiverSource(R) FlexChoice Select Variable Annuity RiverSource(R) Galaxy Premier Variable Annuity RiverSource(R) Innovations Variable Annuity
              RiverSource(R) Innovations Select Variable Annuity RiverSource(R) Innovations Classic Variable Annuity RiverSource(R) Innovations Classic Select Variable Annuity RiverSource(R) New Solutions Variable Annuity
              RiverSource(R) Pinnacle Variable Annuity
              RiverSource(R) Signature Variable Annuity
              RiverSource(R) Signature Select Variable Annuity RiverSource(R) Signature One Variable Annuity
              RiverSource(R) Signature One Select Variable Annuity Evergreen Essential Variable Annuity
              Evergreen New Solutions Variable Annuity
              Evergreen New Solutions Select Variable Annuity
              Evergreen Pathways(SM) Variable Annuity
              Evergreen Pathways(SM) Select Variable Annuity
              Evergreen Privilege(SM) Variable Annuity
              Wells Fargo Advantage(R) Variable Annuity
              Wells Fargo Advantage(R) Select Variable Annuity
              Wells Fargo Advantage(R) Builder Variable Annuity
              Wells Fargo Advantage(R) Builder Select Variable Annuity Wells Fargo Advantage Choice(SM) Variable Annuity
              Wells Fargo Advantage Choice(SM) Select Variable Annuity Form S-1 Post-Effective Amendment No. 1 for Registration Statement No. 333-139776

Ladies and Gentlemen:

I am familiar with the above-referenced Registration Statement filed by RiverSource MVA Account with the Securities and Exchange Commission.

I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:

1. The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the contracts.

2. The Account is a validly created and existing separate account of the Company and is duly authorized to issue the securities registered.

3. The contracts issued by the Company, when offered and sold in accordance with the prospectus contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,


/s/ Rodney J. Vessels
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    Rodney J. Vessels
    Assistant General Counsel